UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2016

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 15, 2016, the Board of Directors (the “Board”) of WPCS International Incorporated (the “Company”) appointed Joshua Silverman to fill a newly created vacancy on the Board.

Mr. Silverman was appointed pursuant to a Nomination, Standstill and Voting Agreement (the “Agreement”) between the Company and the persons and entities listed in Schedule A to the Agreement (the “Iroquois Group”). Under the Agreement, the Company agreed to appoint Mr. Silverman as a member of the Board to fill a newly created vacancy and agreed to include him in its slate of nominees for election as directors of the Company at the 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Iroquois Group agreed to refrain from certain activities at the 2016 Annual Meeting and until such time as Mr. Silverman is no longer serving as a member of the Board and further agreed to vote for the Company slate of directors and according to the Company’s recommendation for other items of business at the 2016 Annual Meeting, subject to certain exceptions. The foregoing summary of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement filed as Exhibit 99.1 hereto.

From 2003 until July 2016, Mr. Silverman served as the Managing Partner and Co-Chief Investment Officer of Iroquois Capital Management LLC (“Iroquois Capital”) and as managing member of Iroquois Capital Investment Group LLC (“ICIG”). Based upon a Schedule 13D/A filed August 2, 2016, Mr. Silverman and other members of the Iroquois Group were a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, consisting of Iroquois Capital, ICIG, Iroquois Master Fund, Ltd. (“IMF”), American Capital Management, LLC (“American Capital”), Richard Abbe, and Kimberly Page.

On July 15, 2015, the Company entered into a Securities Purchase Agreement with each of IMF, ICIG, and American Capital, pursuant to which the Company issued to each of IMF, ICIG, and American Capital, Series H-1 preferred shares and certain warrants to purchase shares of the Company’s common stock, with an exercise price of $1.66 per share of common stock.

On June 30, 2015, the Company entered into Amendment, Waiver and Exchange Agreements (the “Exchange Agreements”) with each of IMF and American Capital. Pursuant to the terms of the Exchange Agreements, IMF and American Capital each agreed to exchange all of the Company’s then-existing indebtedness to each of IMF and American Capital, and in return, the Company agreed to issue Series H preferred shares to each of IMF and American Capital.

On November 20, 2014, the Company entered into Amendment, Waiver and Exchange Agreements (the “November Exchange Agreements”) with each of IMF and American Capital. Pursuant to the terms of the November Exchange Agreements, each of IMF and American Capital exchanged (i) senior secured convertible notes under that certain 2012 Securities Purchase Agreement, dated December 4, 2012, for Series F-1 preferred shares, (ii) Series E preferred shares for promissory notes and Series G-1 preferred shares, and (iii) certain warrants to acquire shares of the Company’s common stock for Series G-1 preferred shares.

There are no family relationships between any of the Company’s directors or officers and Mr. Silverman.

For his services as a member of the Board, Mr. Silverman will receive $24,000 per year. He will also be entitled to receive discretionary cash bonuses and stock options under the Company’s stock option plans as determined by the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Nomination, Standstill and Voting, dated as of August 15, 2016

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: August 17, 2016	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Chief Executive Officer